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                    SECOND AMENDMENT TO NET INDUSTRIAL LEASE      EXHIBIT 10.14

      This Second Amendment to Net Industrial Lease ("Second Amendment") is entered into as of this 28th day of August, 1998, between 4405 E. BASELINE ROAD LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord") and MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation ("Tenant").

                                    RECITALS

      Landlord and Tenant entered into that Net Industrial Lease dated November 19, 1997, that certain Commencement Date Certificate dated February 17, 1998 and a First Amendment to Net Industrial Lease ("First Amendment") dated June 22, 1998, (collectively, the "Lease") covering 30,000 square feet (the "Original Premises") of the building located at 4310 E. Broadway Road and 22,613 square feet (the "Additional Premises") of the building located at 4302 E. Broadway Road, (collectively, the "Premises") Phoenix, Arizona.

      Landlord and Tenant wish to adjust the occupancy date for the Additional Premises due to Tenant's desire for substantial changes in the build out of the Additional Premises and to make other amendments to the Lease.

      Landlord and Tenant agree the Lease is amended as follows:


                                    AGREEMENT

      1. Effective Date. Except as otherwise provided herein, the effective date of the Lease amendments as set out in this Second Amendment is September 1, 1998 (the "Effective Date").

      2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

      3. Adjustments for Build Out of Additional Premises. At Tenant's request, pursuant to the terms of that certain letter approved by Tenant August 21, 1998, a copy of which is attached hereto as Exhibit "A", Landlord will make further changes in the build out of the Additional Premises, including a new office, a training room, 15-16 new computer jacks, duplex outlets and phone jacks, activation of two 10-ton AC units in the telemarketing area, including required duct work, and an electrical panel to accommodate the increased electrical requirements (collectively, the "Additional 4302 Improvements"), as shown on the space plan attached hereto as Revised Exhibit "C". The estimated costs of the Additional 4302 Improvements is $30,000.00. Accordingly, Landlord and Tenant agree that, retroactive to the Effective Date, once the actual costs of the Additional 4302 Improvements are determined, the Fixed Minimum Rent for the Additional Premises shall be increased to include the Additional 4302 Improvements costs, amortized over the Term of the Lease at 10% annual interest.

      4. Adjustment to Occupy Date. Notwithstanding anything to the contrary in the First Amendment, the parties acknowledge that construction of the Additional 4302 Improvements will require additional permits from the City of Phoenix and will result in the delay of Tenant's occupancy of the Additional Premises until approximately October 1, 1998. Irrespective of the delay in occupying the Additional Premises, Tenant specifically agrees that rental payments for the Additional Premises will commence September 1, 1998, and that such rental payments will be retroactively adjusted in accordance with the terms of Section 3 of this Second Amendment.

      5. Remaining Lease Terms. Except as expressly amended by this Second Amendment, all the terms, covenants, and conditions of the Lease remain in full force and effect. In the event of any conflict between the provisions of this Second Amendment and the Lease, the provisions of this Second Amendment shall control.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease on the date written above.

TENANT:                             LANDLORD:

MIDLAND CREDIT MANAGEMENT, INC.,    4405 E. BASELINE ROAD LIMITED PARTNERSHIP,
a Kansas corporation                an Arizona limited partnership,

                                    By: San Salvador Management, L.L.C.,
By: /s/ John A. Chandler            an Arizona limited liability company
   Its: Sr. Vice President          Its General Partner

                                    By: /s/ David Reesor
                                        Its: Principal